EXHIBIT 1

JOINT FILING agreement

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:  February 21, 2012

FINANCIAL EDGE FUND, L.P.

By:	PL CAPITAL, LLC
General Partner

By:	/s/ John W. Palmer	By:	/s/ Richard J. Lashley
	John W. Palmer		Richard J. Lashley
	Managing Member		Managing Member

FINANCIAL EDGE-STRATEGIC FUND, L.P.

By:	PL CAPITAL, LLC
General Partner

By:	/s/ John W. Palmer	By:	/s/ Richard J. Lashley
	John W. Palmer		Richard J. Lashley
	Managing Member		Managing Member

PL CAPITAL/FOCUSED FUND, L.P.

By:	PL CAPITAL, LLC
General Partner

By:	/s/ John W. Palmer	By:	/s/ Richard J. Lashley
	John W. Palmer		Richard J. Lashley
	Managing Member		Managing Member

GOODBODY/PL CAPITAL, L.P.

By:	GOODBODY/PL CAPITAL, LLC
General Partner

By:	/s/ John W. Palmer	By:	/s/ Richard J. Lashley
	John W. Palmer		Richard J. Lashley
	Managing Member		Managing Member

GOODBODY/PL CAPITAL, LLC

By:	/s/ John W. Palmer	By:	/s/ Richard J. Lashley
	John W. Palmer		Richard J. Lashley
	Managing Member		Managing Member

PL CAPITAL LLC

By:	/s/ John W. Palmer	By:	/s/ Richard J. Lashley
	John W. Palmer		Richard J. Lashley
	Managing Member		Managing Member

PL CAPITAL ADVISORS, LLC

By:	/s/ John W. Palmer	By:	/s/ Richard J. Lashley
	John W. Palmer		Richard J. Lashley
	Managing Member		Managing Member

ALBERNET OU

By:	/s/ Irving A. Smokler
Irving A. Smokler
Principal

PL CAPITAL DEFINED BENEFIT PENSION PLAN

By:	/s/ John W. Palmer	By:	/s/ Richard J. Lashley
	John W. Palmer		Richard J. Lashley
	Managing Member		Managing Member

By:	/s/ John W. Palmer
John W. Palmer

By:	/s/ Richard J. Lashley
Richard J. Lashley

By:	/s/ Beth R. Lashley
Beth R. Lashley

By:	/s/ Robin Lashley
Robin Lashley

By:	/s/ Irving A. Smokler
Irving A. Smokler